UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Latch, Inc.
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Notice of 2026 Annual Meeting of Stockholders
June 10, 2026

12:00 p.m. Eastern Time
www.virtualshareholdermeeting.com/LTCH2026
Your vote is important!
Whether or not you plan to attend the meeting virtually, please vote as promptly as possible.
How to Vote:

Via the internet at www.proxyvote.com(1)
Call toll-free (US/Canada) at 1-800-690-6903(1)
Mail your signed proxy card

Virtually at the meeting through www.virtualshareholder meeting.com/LTCH2026.
See page 35 for instructions.

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on June 10, 2026:

Our Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2025 are available for viewing, printing, and downloading at www.proxyvote.com or by scanning the below QR code:

To our Stockholders:
Please join us for the 2026 Annual Meeting of Stockholders of Latch, Inc. The meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/LTCH2026. You will not be able to attend in person.
At the meeting, you will act on the following matters:
1.	Election of six directors, each to serve a one, two or three-year term or until such director’s earlier death, resignation, or removal.
2.	Ratification of the appointment of BDO USA, P.C. as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.	Advisory (non-binding) vote to approve the compensation of our Named Executive Officers.
4.	Any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.
All stockholders of record at the close of business on Wednesday, April 15, 2026, are entitled to vote at the meeting or any postponement or adjournment thereof. A list of the stockholders of record is available at our offices at 1220 N. Price Road, Suite 2, Olivette, MO 63132 and will be accessible by stockholders of record during the meeting at www.virtualshareholdermeeting.com/LTCH2026.
Each share of common stock that you own represents one vote for each matter considered at the meeting. For questions regarding your stock ownership, you may contact us by email at investors@door.com or, if you are a registered stockholder, you may contact our transfer agent, Continental Stock Transfer & Trust, through its website at www.continentalstock.com, by phone at (800) 509-5586, or by e-mail at cstmail@continentalstock.com.
By Order of the Board of Directors,

Priyen Patel
Chief Strategy and Legal Officer
April 30, 2026
(1)	Voting via the internet or by telephone is available until 11:59 p.m. Eastern Time on June 9, 2026.

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before you vote. All references in this Proxy Statement to “Company,” “DOOR,” “Latch,” “we,” “our,” or “us,” refer to Latch, Inc., including our subsidiaries and affiliates.
We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing our stockholders a “Notice of Internet Availability of Proxy Materials” instead of a printed copy of the notice of the 2026 Annual Meeting, proxy statement, and proxy card or voting instructions form and our 2025 Annual Report.
On or about April 30, 2026, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and vote online.
2026 Annual Meeting of Stockholders

Date and Time Wednesday, June 10, 2026, at 12:00 p.m. Eastern Time	Location Virtually at www.virtualshareholdermeeting.com/ LTCH2026	Record Date Wednesday, April 15, 2026	Voting Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each matter

Voting Matters and Board Recommendation

Proposal	Board Recommendation	For More Information
Election of six director nominees	FOR ALL	Page 2
Ratification of the appointment of BDO USA, P.C. as Latch’s independent registered public accounting firm for 2026	FOR	Page 15
Advisory (non-binding) vote to approve the compensation of Latch’s Named Executive Officers	FOR	Page 18

Company Overview
Latch is a technology company delivering an integrated ecosystem of hardware, software and services designed to enhance operations and experiences within buildings, primarily serving the multifamily rental market. In August 2025, we rebranded as DOOR, although our legal name remains Latch, Inc.
Our core offering is built around a proprietary, cloud-based software-as-a-service (“SaaS”) platform (the “DOOR Platform”), which powers and manages our suite of smart access control devices (including locks, readers and intercoms) and smart home devices and integrates with other connected devices within a building.
Latch is a “smaller reporting company” as defined under the rules of the Securities and Exchange Commission and, as permitted, has elected to rely on certain scaled disclosure requirements applicable to smaller reporting companies in this Proxy Statement.

Proposal 1: Election of Directors
Latch’s board of directors (the ‘‘Board”) currently consists of six directors, divided into three classes of equal size. All of our directors were appointed to the Board effective June 2021, and Raju Rishi and J. Allen Smith were elected by the stockholders at our 2022 annual meeting of stockholders (the “2022 Annual Meeting”) for a term originally set to expire at the 2025 annual meeting of stockholders. Due to the restatement of certain of our historical financial statements, we have not held an annual meeting of stockholders since the 2022 Annual Meeting; however, during this period, although annual meetings of stockholders were not held, the Board continued to operate in accordance with applicable law and its fiduciary duties, and stockholders retained all rights afforded under Delaware law. Accordingly, all of our directors are director nominees at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). To maintain the classified structure of our Board, the classification of our director nominees is as follows:
Raju Rishi and J. Allen Smith are Class I director nominees. If elected, each Class I director will hold office until the 2028 annual meeting of stockholders or until such director’s earlier death, resignation, or removal.
Patricia Han and Andrew Sugrue are Class II director nominees. If elected, each Class II director will hold office until the 2029 annual meeting of stockholders or until such director’s earlier death, resignation, or removal.
Peter Campbell and Rob Speyer are Class III director nominees at the 2026 Annual Meeting. If elected, each Class III director will hold office until the 2027 annual meeting of stockholders or until such director’s earlier death, resignation, or removal.
Thereafter, each director elected will serve a three-year term, except that a director elected or appointed to fill a vacancy or newly created directorship will serve for the remainder of the term of the class to which such director is assigned, with one class standing for election at each annual meeting, unless or until their successors are duly elected and qualified, or until death, resignation, or removal.
The Board believes that each of the directors has personal and professional integrity, strong ethics and values, and practical and mature business judgment. Each director also possesses one or more of the following qualifications:
•	experience in corporate management, such as serving as an officer of a private or publicly held company;
•	strong finance experience;
•	experience relevant to Latch’s industry;
•	experience as a board member of another publicly held company; and
•	relevant academic expertise or other proficiency in an area of Latch’s operations.

Information about the Directors
Director Nominees
Class I

Raju Rishi - Lead Independent Director
Age 59 Director since: June 2021 Independent
Principal Occupation:
 •
General Partner at RRE Ventures
Class, Term Expires:
 •
Class I, 2028
Committees:
 •
Audit Committee
 •
Compensation Committee (chair)
Education:
 •
Massachusetts Institute of Technology, B.S. and M.S. in Materials Science and Engineering

Professional Experience:
Mr. Rishi has served as a member of our Board since the closing of the Business Combination in June 2021 and as the Lead Independent Director since March 2022. Mr. Rishi is a General Partner at RRE Ventures, where he focuses on business primarily in enterprise technology, healthcare IT and AI. He serves on the board of a number of private companies, including Redox, a modern API for healthcare, imgix, an image optimization platform, PartnerStack, a partner and channel management platform, Ostro, a full-stack digital health marketing platform for the pharmaceutical industry, and Tive, a supply chain tracking platform, among others. Prior to joining RRE Ventures in 2015, Mr. Rishi was a Venture Partner at Sigma Prime Ventures in Boston from 2012 to 2015. Mr. Rishi has extensive career experience as an entrepreneur and operator. He is the founder of several startups in the mobile and enterprise software sectors. Prior to that, Mr. Rishi held executive roles at AT&T and Lucent. Mr. Rishi is a graduate of the Massachusetts Institute of Technology, where he holds B.S. and M.S. degrees in Materials Science and Engineering.

Qualifications:
We believe that Mr. Rishi is qualified to serve on our Board due to his extensive experience in identifying and investing in cutting-edge technology companies, his executive leadership, management, and business experience, and his experience serving on the board of directors of numerous private companies.

J. Allen Smith
Age 68 Director since: June 2021 Independent
Principal Occupation:
 •
Strategic Advisor, Mohari Hospitality
Class, Term Expires:
 •
Class I, 2028
Committees:
 •
Audit Committee
 •
Compensation Committee
Education:
 •
Cornell University, M.S in Hotel/Motel Administration/Management and B.S. in Sociology

Professional Experience:
Mr. Smith has served as a member of our Board since the closing of the Business Combination in June 2021. Mr. Smith retired in July 2025 as the Managing Partner of Mohari Hospitality, a family office-backed investment platform, transitioning into a Strategic Advisor role in August 2025. From 2020 to 2021, he was President of Cadre, a financial technology company that provides individuals and institutions direct access to large commercial real estate properties. Prior to joining Cadre in 2020, Mr. Smith was the President and CEO of Four Seasons Hotels & Resorts from 2013 to 2018, where he oversaw significant growth in the business and financial performance of Four Seasons. Prior to that, Mr. Smith spearheaded Prudential Real Estate Investors’ growth into a global organization as Chief Executive Officer from 2008 to 2013, during which time he also played a substantial role in capital raising efforts. Mr. Smith is a graduate of Cornell University, where he holds an M.S in Hotel/ Motel Administration/ Management and a B.S. in Sociology.

Qualifications:
We believe that Mr. Smith is qualified to serve on our Board due to his extensive experience in the real estate and hospitality industries and his significant executive leadership, business, and investment experience.

Class II

Patricia Han
Age 54 Director since: June 2021 Independent
Principal Occupation:
 •
Chief Executive Officer of Mistplay, Inc.
Class, Term Expires:
 •
Class II, 2029
Committees:
 •
Nominating and Corporate Governance Committee
Education:
 •
Cornell University, B.A. in English Literature

Professional Experience:
Ms. Han has served as a member of our Board since the closing of the Business Combination in June 2021. Ms. Han is Chief Executive Officer of Mistplay, Inc., a mobile gaming platform. Prior to taking that position in September 2024, Ms. Han was an Entrepreneur in Residence at RRE Ventures, a role she started in October 2023. She was the Chief Executive Officer of MyFitnessPal, a health and fitness tracking app, from April 2021 to June 2023. She serves on the board of directors of Empire State Realty Trust, a New York Stock Exchange-listed real estate investment trust company, and is a member of the compensation, finance and nominating and governance committees. She previously served on the board of directors of Nutrisystem, Inc., a Nasdaq-listed leading provider of health and wellness and weight management products and services, from 2018 to 2019. From February 2020 to April 2021, she served as Chief Product Officer of Care.com, the largest U.S. marketplace connecting families and caregivers. From 2017 to 2020, Ms. Han served as Chief Executive Officer of Daily Burn, a leading fitness tech brand. She earned her Bachelor of Arts in 1993 from Cornell University.

Qualifications:
We believe that Ms. Han is qualified to serve on our Board due to her extensive experience as a chief product officer at several technology companies, her significant management, business, and executive leadership experience, and her substantial experience serving on the board of directors of publicly traded companies.

Andrew Sugrue
Age 36 Director since: June 2021 Independent
Principal Occupation:
 •
Founding Partner at Avenir Growth Capital
Class, Term Expires:
 •
Class II, 2029
Committees:
 •
Nominating and Corporate Governance Committee (chair)
Education:
 •
University of North Carolina at Chapel Hill, B.A. from the Honors Program; Fuqua School of Business at Duke University, Master of Management Studies, Robertson Scholar

Professional Experience:
Mr. Sugrue has served as a member of our Board since the closing of the Business Combination in June 2021. Mr. Sugrue is a Founding Partner at Avenir, a private investment firm. He serves on the board of directors of a number of private companies. Prior to founding Avenir in 2017, Mr. Sugrue worked at Shumway Capital from 2016 to 2017, L Catterton from 2014 to 2016, and Peter J Solomon Company from 2012 to 2014. As a Robertson Scholar, he received a Master of Management Studies from the Fuqua School of Business at Duke University and a B.A. from the Honors Program at the University of North Carolina at Chapel Hill.

Qualifications:
We believe that Mr. Sugrue is qualified to serve on our Board due to his extensive experience in identifying and investing in category-defining technology companies and his experience serving on the board of directors of numerous private companies.

Class III

Peter Campbell
Age 61 Director since: June 2021 Independent
Principal Occupation:
 •
Board member and executive
advisor
Class, Term Expires:
 •
Class III, 2027
Committees:
 •
Audit Committee (chair)
Education:
 •
John Molson School of
Business at Concordia
University in Canada, Bachelor
of Commerce and Graduate
Diploma in accounting

Professional Experience:
Mr. Campbell has served as a member of our Board since the closing of the Business Combination in June 2021. Mr. Campbell formerly served on the board of Tufin Software Technologies, Ltd., a New York Stock Exchange-listed security policy management company headquartered in Tel Aviv, Israel. Mr. Campbell also serves on the board and as the chairman of the Audit Committee of Dataiku Inc., an AI platform company headquartered in New York. From 2006 to 2019, Mr. Campbell served as Chief Financial Officer of Mimecast Ltd., a Nasdaq-listed company specializing in cloud-based email management, where he also served as a director from 2007 to 2015. He previously served as Chief Financial Officer of SR Telecom Inc. a Nasdaq and Toronto Stock Exchange-listed global broadband wireless systems manufacturer, where he was employed from 2002 to 2006. Prior to that, Mr. Campbell was an auditor at Ernst & Young LLP in Canada in the technology sector. Mr. Campbell is a CPA and holds a Bachelor of Commerce degree and a Graduate Diploma in accounting from the John Molson School of Business at Concordia University in Canada, where he also served as a lecturer.

Qualifications:
We believe that Mr. Campbell is qualified to serve on our Board due to his extensive financial, operational and investment expertise, including his experience serving as Chief Financial Officer of a publicly traded company and as an auditor at a global accounting firm, as well as his substantial experience serving on the board of directors of publicly traded companies.

Robert J. Speyer
Age 56 Director since: June 2021 Independent	Principal Occupation: • President and Chief Executive Officer of Tishman Speyer Class, Term Expires: • Class III, 2027 Committees: • None Education: • Columbia College, B.A. in Political Science

Professional Experience:
Mr. Speyer has served as a member of our Board since the closing of the Business Combination in June 2021. Mr. Speyer also served as a member of the board of TSIA before the closing of the Business Combination. He has been the Chief Executive Officer of Tishman Speyer since 2008. Rob has led the firm’s global expansion, doubling its assets under management to more than $65 billion, delivering nearly 70 million square feet of mixed-use development and redevelopment projects globally, and adding more than 13,000 units to its residential portfolio and development pipeline. Today, over 8,000 residents and nearly 1,900 industry-leading customers live and work in Tishman Speyer’s portfolio across 36 markets in the United States, Asia, Europe, and Latin America. Mr. Speyer has driven the firm’s diversification strategy, which has included the creation of new business lines, such as housing, industrial, life science, proptech investing, and expansion into new markets. Under Rob’s leadership, Tishman Speyer is also pursuing the next generation of dynamic, large-scale urban neighborhoods through partnerships with institutions such as Harvard University, the San Francisco Giants and Beijing Capital Steel. Mr. Speyer is Co-Chair of the Partnership for New York City and has served as Chair of the Advisory Board of the Mayor’s Fund to Advance New York City across three mayoral administrations. He previously served as the youngest ever Chairman of the Real Estate Board of New York and as Vice Chair of the Shanghai Mayor’s International Business Leaders Advisory Council. Mr. Speyer also serves on numerous Boards and councils for New York City institutions. He is active on the Board of Trustees of New York-Presbyterian, where he serves on the Executive Committee and as Chairman of the Real Estate Committee, and St. Patrick’s Cathedral, where he was Co-Chairman of the Construction Committee overseeing the New York City landmark’s restoration and renovation.

Qualifications:
We believe that Mr. Speyer is qualified to serve on our Board due to his extensive experience in the real estate industry and his significant executive leadership, business and investment experience.

Vote Required
To be elected as a director, each director nominee must receive a plurality of the votes cast at the 2026 Annual Meeting, meaning that the six director nominees who receive the highest number of shares voted “for” their election are elected. Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why a nominee would be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for any substitute nominee the Board recommends.

The Board of Directors recommends that you vote FOR each of the nominees.

Corporate Governance
The business affairs of Latch are managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines, which are reviewed annually, to formalize certain policies and procedures, and a Code of Business Conduct and Ethics (the “Code of Ethics”) to prescribe standards for all Latch officers, directors, and employees. The Corporate Governance Guidelines and the Code of Ethics are available on Latch’s website at www.door.com/governance under the Governance tab. We will post any amendments to and waivers of the Code of Ethics on our website to the extent applicable to an executive officer or a director of Latch. The information on our website should not be deemed incorporated in this Proxy Statement.
The Company has adopted an insider trading policy governing transactions in Company securities by directors, officers, employees, and other third parties.
Independence of Directors
Our Corporate Governance Guidelines provide that a majority of our directors should be independent. The Board makes affirmative determinations regarding director independence on a case-by-case basis in accordance with the Nasdaq Listing Rules and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). In preparation for the 2026 Annual Meeting, the Board conducted its annual review of director independence, which included considering transactions and relationships between each director, or any member of a director’s immediate family, and Latch. In particular, the Board considered whether any such relationships were material and whether they could impair a director’s ability to exercise independent judgment in carrying out his or her responsibilities. Following this review, our Board determined that all of our directors qualify as “independent directors” under the Nasdaq Listing Rules, after consideration of all relevant relationships and transactions disclosed below. No member of our Board has a family relationship with any executive officer or other member of our Board.
Board Leadership Structure
While the Company has not had a Chair of the Board since 2023, the Board does not believe that the offices of Chair of the Board and Chief Executive Officer must be separate. Latch does not have a formal policy addressing this matter.
Our Corporate Governance Guidelines provide that when the Chair of the Board is not independent, the independent directors may elect a lead director. Effective March 2022, the independent directors selected Mr. Rishi as Latch’s lead independent director. As lead independent director, Mr. Rishi’s responsibilities include:
•	presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors;
•	approving Board meeting schedules and agendas; and
•	acting as the liaison between the independent directors and the Chair of the Board and Chief Executive Officer.
The Board also has three standing committees that are made up entirely of independent directors.
How We Select Directors
What We Look for in Director Candidates
When considering the suitability of individual candidates for the Board (whether new candidates or current directors), the Nominating and Corporate Governance Committee and the Board may take into account many factors, including:
•	personal and professional integrity, ethics, and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	strong finance experience;

•	relevant social policy concerns;
•	experience relevant to Latch’s industry;
•	experience as a board member or executive officer of another publicly held company;
•	relevant academic expertise or other proficiency in an area of Latch’s operations;
•	how the candidate would contribute to the diversity of expertise and experience in substantive matters pertaining to Latch’s business relative to other board members;
•	the candidate’s background and personal characteristics, including with respect to age, gender, race, and place of residence;
•	whether the candidate has practical and mature business judgment, including the ability to make independent analytical inquiries; and
•	any other relevant qualifications, attributes, or skills.
In determining whether to recommend an incumbent director for reelection, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
The Nominating and Corporate Governance Committee may identify potential nominees by seeking recommendations from current directors and executive officers, and also may engage third-party search firms that specialize in identifying director candidates.
How Stockholders Can Recommend Candidates for the Board
Stockholders may recommend individuals to the Nominating and Corporate Governance committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with required biographical information and background materials set out in our Amended and Restated Bylaws (the “Bylaws”), to the Corporate Secretary at Latch’s principal address. In the event there is a vacancy and the appropriate information has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates from other sources.
How Board Candidates are Vetted
Once a person has been identified as a potential Board candidate, the Nominating and Corporate Governance Committee will make an initial determination regarding the need for additional directors to fill vacancies or expand the size of the Board. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, the Committee will review such information and conduct such interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Nominating and Corporate Governance Committee will consider other relevant factors, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any specific expertise on the Board or one of its committees.
Although Latch does not have a formal diversity policy for the Board, the Nominating and Corporate Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds, gender, race, age, sexual orientation, specialized skills and acumen, and breadth of experience in real estate, hardware and software technology, executive leadership, accounting, finance, or law.
Director Education
Latch management provides an orientation process for new directors, including background material on Latch and its business. As appropriate, Latch management provides opportunities for additional educational sessions for directors on matters relevant to Latch and its business.
Service on Other Boards
The Board recognizes that its members benefit from service on the boards of other companies, and it encourages such service. The Board also believes, however, that it is critical that directors have the opportunity to dedicate sufficient time to their service on the Board. To that end, a director may not serve on the boards of more than four other public companies, and any director who also serves as the chief executive officer of a public company or in an equivalent position should not serve on more than two public company boards in addition to the Board. Prior to accepting any position on the board of directors of any organization, whether for-profit or not-for-profit, current directors should notify the Nominating and Corporate Governance Committee. The Chair of the Nominating and Corporate Governance Committee reviews any proposed board membership to ensure compliance with applicable laws and policies.
Service on other boards and/or committees should also be consistent with Latch’s conflict of interest policies.
Board Committees
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees is governed by a charter, all of which are available on Latch’s website at www.door.com/governance.
Audit Committee

Members: Mr. Campbell (chair) Mr. Rishi Mr. Smith 2025 Meetings: 6
The Audit Committee is responsible for, among other things:

•
appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•
discussing with our independent registered public accounting firm their independence from management;

•
reviewing with our independent registered public accounting firm the scope and results of their audit;

•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•
reviewing our policies on risk assessment and risk management;

•
reviewing related person transactions; and

•
establishing and maintaining procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

Our Board has affirmatively determined that Messrs. Campbell, Rishi, and Smith each meet the heightened definition of “independent director” for purposes of serving on the Audit Committee under SEC rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Messrs. Campbell and Smith both qualify as “audit committee financial experts.”

Compensation Committee

Members: Mr. Rishi (chair) Mr. Smith 2025 Meetings: 3
The Compensation Committee is responsible for, among other things:

•
reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer;

•
evaluating the performance of, and reviewing and approving (either alone or, if directed by the Board, in conjunction with a majority of the independent members) the compensation for, our Chief Executive Officer;

•
overseeing an evaluation of the performance of, and reviewing and setting (or making recommendations to our Board regarding) the compensation for, our other executive officers;

•
reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies, and programs;

•
reviewing and approving all employment agreements and severance arrangements for our executive officers;

•
making recommendations to our Board regarding the compensation of our directors; and

•
retaining and overseeing any compensation consultants.

Our Board has affirmatively determined that Messrs. Rishi and Smith each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules and are “non-employee directors” under SEC rules.

Compensation Committee Interlocks and Insider Participation
Messrs. Rishi and Smith are not and have never been officers or employees of Latch. None of our executive officers serve on the board of directors or compensation committee of any company for which either Mr. Rishi or Mr. Smith serves as an executive officer. No member of our Board serves as an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee. There were no compensation committee interlocks during 2025.
Nominating and Corporate Governance Committee

Members: Mr. Sugrue (chair) Ms. Han 2025 Meetings: 2
The Nominating and Corporate Governance committee is responsible for, among other things:

•
identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•
overseeing succession planning for our Chief Executive Officer and other executive officers;

•
periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;

•
overseeing an annual evaluation of the effectiveness of our Board and its committees; and

•
regularly reviewing and suggesting changes, as appropriate, to the Corporate Governance Guidelines.

Our Board’s Role in Risk Oversight
The Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which Latch’s exposure to risk is handled. In accordance with those policies, the Board and its committees have an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Audit Committee oversees management of financial and cybersecurity risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
We have established an Enterprise Risk Management (“ERM”) Committee, reporting to the Audit Committee, to provide additional oversight of our enterprise risk management function. The ERM Committee is chaired by our Chief Financial Officer and includes other senior members of management, including the Chief Strategy & Legal Officer. The ERM Committee’s responsibilities include:
•	Developing and maintaining an ERM framework;
•	Establishing risk assessments and mitigation strategies;
•	Monitoring emerging risks and regulatory developments; and
•	Reporting regularly to the Audit Committee regarding the ERM Committee’s identification, evaluation and management of risks.
Latch also maintains a commercial insurance program covering general liability, workers compensation, cyber liability, technology errors and omissions, and directors’ and officers’ liability, among other risks. We review these policies annually with our insurance brokers to ensure that our coverage scope and limits are sufficient for us.
Cybersecurity Overview
Cybersecurity Risk Management and Strategy
We have developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity and availability of our critical systems and information. Our cybersecurity risk management program includes a cybersecurity incident response plan.
We design and assess our program based on the National Institute of Standards and Technology Cybersecurity Framework (“NIST CSF”), specifically NIST 800-30 and NIST 800-37, as well as ISO 27005. This does not imply that we meet any particular technical standards, specifications or requirements, only that we use these standards as a guide to help us identify, assess and manage cybersecurity risks relevant to our business.
Our cybersecurity risk management program is integrated into our overall ERM program and shares common methodologies, reporting channels and governance processes that apply across the ERM program to other legal, compliance, strategic, operational and financial risk areas.
Our cybersecurity risk management program includes:
•	risk assessments designed to help identify material cybersecurity risks to our critical systems, information, products, services and our broader enterprise information technology environment;
•	a security team principally responsible for managing our cybersecurity risk assessment processes, our security controls and our response to cybersecurity incidents;
•	the use of external service providers, where appropriate, to assess, test or otherwise assist with aspects of our cybersecurity controls;
•	cybersecurity awareness training of our employees, incident response personnel and senior management;
•	a cybersecurity incident response plan that includes procedures for responding to cybersecurity incidents; and
•	a third-party risk management process for service providers, suppliers and vendors that have access to our critical systems and information.

We have not identified risks from known cybersecurity threats, including as a result of any prior cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, including our operations, business strategy, results of operations or financial condition. For additional information regarding the possible impact of such an incident, see Item 1A, “—Risk Factors—If our security controls are breached, or unauthorized or inadvertent access to user information or other data or to control or view systems are otherwise obtained, our products, software or services may be perceived as insecure, our business may be harmed and we may incur significant liabilities” of our Annual Report on Form 10-K for the year ended December 31, 2025.
Cybersecurity Governance
Our Board considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other information technology risks. The Audit Committee oversees management’s implementation of our cybersecurity risk management program.
The Audit Committee receives periodic reports from management on our cybersecurity risks. In addition, management updates the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as any incidents with lesser impact potential.
The Audit Committee reports to the Board regarding its activities.
Our cybersecurity team has approximately 25 years of combined cybersecurity experience and is responsible for assessing and managing our material risks from cybersecurity threats. The team has primary responsibility for our overall cybersecurity risk management program and incident response plan and supervises both our internal and any external cybersecurity personnel. Our cybersecurity team’s experience includes threat detection, risk assessment, incident response, security architecture, compliance with industry standards (e.g., NIST, SOC2), vulnerability management and security operations, among others.
Our cybersecurity team oversees efforts to prevent, detect, mitigate and remediate cybersecurity risks and incidents through various means, including threat intelligence and other information obtained from governmental, public or private sources, including external consultants, and alerts and reports produced by our active cybersecurity tools.
Meetings of the Board of Directors
Our Board holds regular and special meetings and spends such time on Latch’s affairs as its duties require. The Board met four times in 2025. The Board also meets regularly in independent director executive sessions. In 2025, all of Latch’s directors other than Mr. Speyer attended at least 75% of the meetings of the Board and the committees on which they served. Board members are encouraged to attend our annual meetings of stockholders.
Communications with Directors
Our Board has established a process to receive communications from stockholders and other interested parties by mail. Stockholders and other interested parties may contact any member of the Board, any Board committee, or the entire Board by directing correspondence to 1220 N. Price Rd, Suite 2, Olivette, Missouri 63132, Attn: Corporate Secretary. The Corporate Secretary will review and forward correspondence to the appropriate person or persons. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Executive Officers
The following biographies describe the business experience of our executive officers as of April 15, 2026. Each executive officer serves at the discretion of our Board. There are no family relationships among any of our executive officers. Ages shown below are as of April 15, 2026.
David Lillis, 51, Chief Executive Officer
Mr. Lillis joined the Company as Senior Vice President of Finance in July 2023 and was appointed as Chief Executive Officer in February 2025. He was previously Chief Financial Officer of RubinBrown LLP, an accounting and professional consulting firm. In such role, which began in 2021, Mr. Lillis served as the top finance executive for the firm and was responsible for all financial operations. Prior to that, Mr. Lillis was Business Finance Officer of Mastercard Global Prepaid where he oversaw financial strategy for the division following the merger of Mastercard Worldwide’s Prepaid Management Services and Global Prepaid divisions. Prior to the 2018 merger, Mr. Lillis was Business Finance Officer of Mastercard’s Prepaid Management Services division, a role he began in 2016. Mr. Lillis originally joined Mastercard in 2012 as Vice President, Finance - Operations and Technology. Before joining Mastercard, he spent four years as Vice President, Brokerage Finance - Operations & IT at Wells Fargo Advisors. His additional work experience includes roles at CNA Insurance, First National Bank of Naperville, Pfizer, Inc. and KPMG LLP. Mr. Lillis has a Bachelor of Business Administration degree and an Executive Master of Business Administration degree from the University of Notre Dame. He is a Chartered Financial Analyst and a Certified Public Accountant.
Jeff Mayfield, 49, Chief Financial Officer
Mr. Mayfield joined the Company as Controller in September 2023 and was appointed as Chief Financial Officer in February 2025. Mr. Mayfield has over 20 years of experience and expertise in global accounting, finance strategy and operational leadership. From 2001 to September 2023, Mr. Mayfield held progressive leadership roles at Mastercard Worldwide, where he led financial integration efforts for over ten acquisitions with deal values ranging from $25 million to $3 billion. In his roles at Mastercard, he also developed governance structures, streamlined processes and ensured compliance across multinational operations to maximize synergies and minimize disruptions. Mr. Mayfield has a Bachelor of Science degree in accounting from the University of Missouri and is a licensed Certified Public Accountant.
Priyen Patel, 39, Chief Strategy and Legal Officer
Mr. Patel was appointed as Chief Strategy and Legal Officer in February 2025. He joined the Company in April 2019 as VP of Legal and most recently served as Senior Vice President, Head of Corporate Strategy, General Counsel and Corporate Secretary. In such role, Mr. Patel has built and led the Company’s legal function and acted as a trusted advisor and leader for the Company and the Board through several critical events, including its initial public offering, the restatement process and several leadership transitions. Prior to joining the Company, Mr. Patel was an attorney at White & Case LLP, a position he started in May 2018 with a focus on technology transactions and mergers and acquisitions. He previously practiced at Latham & Watkins LLP and Kenyon & Kenyon LLP, focusing on complex commercial litigation and intellectual property law. Mr. Patel provides over a decade of technology-focused legal, business and management experience, and deep institutional knowledge of the Company’s business. Mr. Patel has a Bachelor of Science degree in electrical engineering from the Georgia Institute of Technology and a Juris Doctorate degree from The George Washington University Law School.
Ryan Salmons, 36, Chief Product and Technology Officer
Mr. Salmons was appointed as Chief Product and Technology Officer in April 2026. He joined the Company in January 2025 as Vice President, Product & Engineering and has since led the Company’s product and engineering organization across hardware, firmware, and software, with responsibility for product strategy as well as engineering execution. In such role, Mr. Salmons has restructured and geographically diversified the product and engineering organization, launched two new business verticals, and driven the Company’s AI strategy across both product development and internal operations. Prior to joining the Company, Mr. Salmons served as Chief Technology Officer at HelloTech Inc. from April 2023 to December 2024, where he led initiatives contributing to a sixfold increase in revenue. He previously served as Director of

Engineering at MNTN, a connected TV advertising platform, from December 2018 to July 2019. Mr. Salmons brings over a decade of technology leadership experience spanning software, hardware, and product development. Mr. Salmons holds a degree from The University of Texas at Austin.
James Malone, 48, Chief Revenue Officer
Mr. Malone was appointed Chief Revenue Officer in April 2026. He joined the Company in January 2025 as Head of Revenue. He leads DOOR’s revenue organization, shaping the strategy, systems, and culture that drive intelligent, scalable growth across the multifamily industry. Before joining DOOR, he held senior leadership roles at SmartRent from December, 2020 to February, 2023, and also Venn and RentCheck, helping each company evolve from early growth to established market presence. At SmartRent, he played a key role in the company’s journey to the public markets, launching new divisions in Solutions Engineering, Revenue Enablement, and Sales Strategy. Earlier in his career, James owned and operated multiple restaurants in the fine dining segment. The rigor and creativity of those environments continue to shape how he leads today, combining structure, adaptability, and an understanding that excellence depends on people as much as process. James holds a degree in Energy Systems Engineering from Oregon State University.

Proposal 2: Ratification of the Appointment of BDO USA, P.C.
The Audit Committee has appointed BDO USA, P.C. (“BDO”) as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board has directed that the appointment of BDO be submitted to our stockholders for ratification at the 2026 Annual Meeting.
On April 4, 2025 (the “Auditor Transition Date”), the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. Deloitte completed its engagement as the Company’s independent registered public accounting firm for the year ended December 31, 2023 upon the filing of the Company’s Annual Report on Form 10-K for such year (the “2023 10-K”). Deloitte’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2022 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2022 and 2023, and through the Auditor Transition Date, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Deloitte on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (a) the Company identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2022 and 2023, as described in the 2023 10-K, and (b) the Audit Committee, after discussion with management, determined that the Company’s consolidated financial statements for 2019, 2020, 2021 and the first quarter of 2022 (all such interim and annual periods, the “Affected Periods”) should no longer be relied upon. The Company restated the financial statements of certain of the Affected Periods in its Annual Report on Form 10-K for the year ended December 31, 2022, which it filed with the SEC on December 19, 2024.
The material weaknesses and non-reliance on the financial statements for the Affected Periods were discussed among Deloitte and the Audit Committee, and the Company authorized Deloitte to respond fully to any inquiries of BDO concerning these matters.
On the Auditor Transition Date, the Audit Committee approved the appointment of BDO as the Company’s new independent registered public accounting firm for the year ended December 31, 2024. During the years ended December 31, 2022, 2023 and 2024, and through the Auditor Transition Date, neither the Company, nor anyone on behalf of the Company, consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by BDO to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The Company previously provided both Deloitte and BDO with a copy of the disclosures in this Proposal 2.
Representatives from BDO will attend the 2026 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they wish.
Fees of Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by BDO to the Company for the years ended December 31, 2025 and 2024:

	Fiscal Year Ended December 31, 2025	Fiscal Year Ended December 31, 2024
Audit fees	$715,000	$877,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$715,000	$877,500(1)
(1)
The audit fees shown above for the fiscal year ended December 31, 2024 reflect the final fees billed for the year. The Company previously disclosed an estimate of such fees in its Form 10-K for the year ended December 31, 2024 in the amount of $882,000.

Services rendered by BDO in connection with the fees presented above are described below.
Audit Fees
Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, reviews of interim financial information and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents) and consultation on significant accounting matters.
Audit-Related Fees
We did not incur any audit-related fees in 2025 or 2024.
Tax Fees
We did not incur any tax fees in 2025 or 2024.
All Other Fees
We did not incur any other fees in 2025 or 2024.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted the Latch, Inc. Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by Latch’s independent registered public accounting firm may be pre-approved. Pursuant to the Pre-Approval Policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval. The Audit Committee at least annually reviews and pre-approves the services (if any) that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other audit services, which are those services that only the independent auditor reasonably can provide. Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval of audit-related services.
Report of the Audit Committee
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, the audit process, and the independent registered public accounting firm’s qualifications, independence, and performance.
Management has primary responsibility for the financial statements and is responsible for establishing and maintaining Latch’s system of internal controls over preparation of Latch’s financial statements. The independent registered public accounting firm, BDO, is responsible for performing an audit of Latch’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee meets periodically with Latch’s independent registered public accounting firm, with and without management present, to review the adequacy of Latch’s internal controls, financial reporting practices, and audit process.
The Audit Committee has reviewed and discussed Latch’s audited consolidated financial statements for the year ended December 31, 2025, with management. In addition, the Audit Committee has discussed with BDO the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee also has received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of BDO with that firm.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that Latch’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.
Audit Committee,
Peter Campbell, Chair
Raju Rishi
J. Allen Smith
The foregoing report is not “soliciting material,” shall not be deemed “filed,” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Latch specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
Vote Required
The ratification of the appointment of BDO as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2026 must be approved by the affirmative vote of the majority of the votes cast at the 2026 Annual Meeting, meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. If the stockholders do not ratify the appointment of BDO, the Audit Committee will consider whether to engage a different independent registered public accounting firm but will not be obligated to do so. Even if the appointment of BDO is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of Latch.

The Board of Directors recommends that you vote FOR the ratification of the appointment of BDO as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 3: Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation
We are asking stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers.
Because this vote is advisory, it will not be binding upon the Board. However, the Board and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions of Latch’s named executive officers.
Advisory Vote
We request stockholder approval of the fiscal 2025 compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific element of compensation, but rather the overall compensation of the named executive officers.
Accordingly, we ask that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Latch approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders of the Company.”
As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.
Under our current practice of providing for annual votes, we expect that our next advisory vote to approve named executive officer compensation will occur at our 2027 Annual Meeting.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

The Board of Directors recommends that you vote FOR this proposal.

Executive Compensation
The following table contains information about the compensation earned by our named executive officers who served in such capacities, David Lillis, Jeff Mayfield, Priyen Patel, Jason Keyes, and Marc Landy (together, the “NEOs”), during the years ended December 31, 2025 and 2024, respectively. The table also contains compensation information for Jamie Siminoff and Jason Mitura, each of whom served as a named executive officer for certain portions of 2024. From January 11, 2023 to February 6, 2025, Messrs. Keyes and Landy, who were not employed by the Company, served as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, through the Company’s engagement of AP Services, LLC (“APS”). As a result, Messrs. Keyes and Landy did not directly receive salary, benefits or any other compensation from the Company.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)	Total ($)
David Lillis Chief Executive Officer	2025	450,685	270,411	—	255,244	—	976,340
	2024(5)	—	—	—	—	—	—
Jeff Mayfield Chief Financial Officer	2025	270,411	180,274	—	158,521	—	609,206
	2024(5)	—	—	—	—	—	—
Priyen Patel Chief Strategy & Legal Officer	2025	338,014	270,411	—	197,995	—	806,420
	2024(5)	—	—	—	—	—	—
Jamie Siminoff Former Chief Strategy Officer	2025(5)	—	—	—	—	—	—
	2024	200,075	1,851,501	1,733,333	—	26,548(6)	3,811,457
Jason Mitura Former Chief Product Officer	2025(5)	—	—	—	—	—	—
	2024(7)	102,115	189,583	1,625,000	—	708,333(8)	2,625,031
Jason Keyes(10) Former Interim Chief Executive Officer	2025	—	—	—	—	4,450(9)	4,450
	2024	—	—	—	—	141,821(9)	141,821
Marc Landy(10) Former Interim Chief Financial Officer	2025	—	—	—	—	40,608(9)	40,608
	2024	—	—	—	—	541,518(9)	541,518

(1)
Mr. Lillis, Mr. Mayfield, and Mr. Patel were appointed named executive officers on February 6, 2025, and the salary, bonus, and non-equity incentive plan compensation for Mr. Lillis, Mr. Mayfield, and Mr. Patel represents their prorated salary, bonus, and non-equity incentive plan compensation earned in the year shown.

(2)	Represents the total additional semi-monthly payments paid to the NEO pursuant to the cash-based leadership compensation program described below.
(3)
Amounts reflect the full grant-date fair value of performance-based stock options granted in 2024, computed in accordance with ASC Topic 718. The amounts shown are not necessarily the amounts the NEO would have realized when the stock options vested. The stock options were forfeited in connection with the executive’s termination.

(4)	Represents awards pursuant to the 2025 Performance Bonus Program described below.
(5)	Was not a named executive officer in the year noted.
(6)	Represents reimbursement of legal expenses in connection with the Siminoff Transition Agreement.
(7)	Mr. Mitura was an executive officer between August 16, 2024 and November 26, 2024.
(8)	Amounts paid to Mr. Mitura’s related entity for consulting services provided before and after his employment by the Company.
(9)	Represents payments made to APS for the services provided by the NEO to the Company as an interim executive officer.
(10)	Mr. Keyes and Mr. Landy each resigned as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively, on February 4, 2025.

AlixPartners Arrangement
The Company paid APS for the services of Messrs. Keyes and Landy as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively. Pursuant to the Amended and Restated Agreement for Interim Management Agreement by and between APS and the Company, dated January 10, 2023, the Company paid APS $1,140 per hour for the services of Mr. Keyes and $1,115 per hour for the services of Mr. Landy. Effective October 15, 2023, APS billing rates were discounted by 15%.
Elements of Named Executive Officer Compensation
The primary elements of the 2025 compensation of Messrs. Lillis, Mayfield, and Patel (together, the “Employee NEOs”), and the main objectives of each, are described below. In addition, in 2025, the Employee NEOs were eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees.
Base Salary
Base salaries reflect the Employee NEOs’ positions, duties and responsibilities. Base salary is an important part of each Employee NEO’s total compensation package because it provides a reasonable degree of financial certainty and stability. Our Compensation Committee and Board annually review and determine the base salaries for our executive officers. As noted above, Messrs. Keyes and Landy did not receive base salaries from the Company.
Cash-Based Leadership Compensation Program
Under the Company’s cash-based leadership compensation program, Company officers and other participants received an additional amount of cash compensation, payable in semi-monthly installments alongside their regular base salary, and were not eligible for certain other compensation while the leadership compensation program is in place. The Company terminated the program effective March 31, 2026.
For 2025, Messrs. Lillis, Mayfield, and Patel were entitled to receive annualized cash compensation of $300,000, $200,000 and $300,000, respectively, in addition to their base salary, which was payable in semi-monthly installments.
2025 Leadership Bonus Plan
On February 6, 2025, the Board approved a performance-based bonus program for calendar year 2025 (the “2025 Performance Bonus Program”). Under the 2025 Performance Bonus Program, the Employee NEOs were eligible for quarterly bonus payouts based on certain Company performance metrics, including financial and operational performance objectives approved by the Board. Payouts were made to each Employee NEO in an amount equal to the percentage attainment of each quarterly target, with a threshold performance of 75% to earn a payout with respect to a target and a maximum payout of 150% of the target bonus. The annual target bonus for each Employee NEO was 50% of base salary.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David Lillis	8/11/24	—	3,000,000(2)	0.41	8/11/34	—	—
Jeff Mayfield	9/14/24	—	375,000(2)	0.48	9/14/34	—	—
Priyen Patel	8/26/19(3)	190,051	—	1.01	8/25/29	—	—
	6/21/20(3)	137,546	—	1.01	6/20/30	—	—
	8/5/22	—	—	—	—	11,667(4)	1,750
	8/11/24	—	2,500,000(2)	0.41	8/11/34	—	—
Jason Keyes(5)	—	—	—	—	—	—	—
Marc Landy(5)	—	—	—	—	—	—	—

(1)	Amounts are calculated by multiplying the number of shares shown in the table by the $0.15 per share last trading price of our common stock on December 31, 2025.
(2)	These performance stock option awards are subject to $4, $5, and $6 price hurdles before vesting.
(3)	These option awards were granted under the Latch, Inc. 2016 Stock Plan (the “2016 Plan”).
(4)	These RSUs were fully vested as of December 31, 2025 but had not been settled as of such date due to the suspension of our S-8 Registration Statement.
(5)	Messrs. Keyes and Landy did not receive equity grants.
Other Compensation and Benefits
Retirement Savings, Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our Employee NEOs, who satisfy certain eligibility requirements. As service providers engaged through APS, neither Mr. Keyes nor Mr. Landy was eligible to participate in our 401(k) plan. The Employee NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing this vehicle for tax-deferred retirement savings adds to the overall desirability of our executive compensation package and is consistent with market practice.
Employee Benefits
All of our full-time employees, including the Employee NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life insurance. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our executive officers.
We generally do not provide perquisites to our named executive officers, other than limited relocation-related benefits, and we do not consider perquisites or other personal benefits to be a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances following approval of the Compensation Committee. We did not provide any perquisites or other personal benefits to our named executive officers in fiscal years 2024 or 2025.
We do not provide any tax “gross-ups” to our named executive officers.
Potential Payments upon Termination or Change in Control
In the event an Employee NEO is terminated without cause or resigns from the Company for good reason (each, a “Qualifying Termination”), the Employee NEO will receive: (a) a cash severance payment equal to the sum of his annual base salary and target bonus; (b) any accrued annual bonus; and (c) up to 12 months of subsidized premiums for continued coverage under one or more of the Company’s group medical, dental or vision plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA premiums”). Additionally, in the event such Qualifying Termination occurs during the three (3) months prior to, or the twenty-four (24) months following, the date of a qualifying change in control, in addition to the payments and benefits described in the previous sentence, all of the Employee NEO’s unvested equity or equity-based awards granted under the Company’s equity award plans will immediately become 100% vested.
As service providers engaged through APS, neither Mr. Keyes nor Mr. Landy was eligible for severance benefits or payments.
Equity Award Timing Disclosure
The Company grants equity awards, including stock options, from time to time. For newly hired employees, stock option awards are typically granted on the first regularly scheduled Compensation Committee or Board meeting following the commencement of employment, rather than on an ad hoc basis. In limited circumstances, the Company may grant awards outside of the regular schedule (for example, in connection with promotions, retention arrangements, or other special situations), and such grants are made in accordance with the terms of the Company’s equity incentive plan and applicable award agreements. The Compensation Committee may delegate authority to management to approve certain equity awards within specified parameters, including limitations on award size and timing, and any such awards are generally made in alignment with the Company’s established grant practices.
During the year ended December 31, 2025, stock option exercise prices were established based on the higher of the fair market value of the Company’s common stock on the date of grant or a 30-day look-back volume-weighted average reported trading price (“VWAP”) of the Company's common stock on the OTC Expert Market, as determined in accordance with the terms of the applicable equity plan.
In determining the timing and terms of equity awards, the Compensation Committee does not take into account material nonpublic information. In addition, the Company does not grant equity awards in anticipation of the release of material nonpublic information (sometimes referred to as “spring-loading”), nor does it delay the grant of equity awards to avoid the impact of the release of material nonpublic information (sometimes referred to as “bullet-dodging”). The Company also does not time the public disclosure of material nonpublic information for the purpose of affecting the value of equity compensation awards. The timing of the Company’s earnings releases and other disclosures of material information is driven by business and regulatory considerations and operates independently of equity award grant activity.
During the last fiscal year, the Company did not grant any stock options or similar option-like awards to its named executive officers. Accordingly, the Company is not required to provide the tabular disclosure under Item 402(x) of Regulation S-K.
Non-Employee Director Compensation
We have designed our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our culture and goals and who have the necessary skills and experience to achieve those goals. Non-employee director compensation is recommended by the Compensation Committee, with the input of its independent compensation consultant, and approved by the Board.
Based on input from the Compensation Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”) we instituted the following 2025 annual compensation program for our non-employee directors. As noted below, our Board increased the cash retainers for committee service after a market review by Meridian, and added an additional retainer, payable in a lump sum, to the 2025 annual compensation program.

Who Receives	Type of Compensation	Annual Amount
All non-employee directors	Annual cash retainer, paid quarterly in arrears	$40,000
Committee members other than chairs	Additional annual cash retainer, paid quarterly in arrears	Audit: $9,000 ($10,000 beginning April 1, 2025) Compensation: $5,000 ($10,000 beginning April 1, 2025) Nominating and Corporate Governance: $4,000 ($5,000 beginning April 1, 2025)
Committee chairs	Additional annual cash retainer, paid quarterly in arrears	Audit: $18,000 ($20,000 beginning April 1, 2025) Compensation: $10,000 ($15,000 beginning April 1, 2025) Nominating and Corporate Governance: $8,000 ($10,000 beginning April 1, 2025)
Lead Independent Director	Additional annual cash retainer, paid quarterly in arrears	$20,000
All non-employee directors	Additional cash retainer payable in a lump sum on or about June 10, 2026	$49,800

Due to the suspension of the S-8 Registration Statement, the Company did not grant RSUs to our non-employee directors in 2023, 2024, or 2025. Accordingly, in 2025, we modified the 2023 and 2024 non-employee director compensation program such that each director could elect to receive a lump-sum cash payment of $99,600 or a grant of 499,612 shares of fully vested Common Stock following the effectiveness of the S-8 Registration Statement. Other than Ms. Han, who elected to receive the shares, which will be granted in mid-2026, each of our directors elected to receive the cash payment.
Non-employee directors are reimbursed for reasonable out-of-pocket expenses actually incurred in connection with participation in or attendance at Board and committee meetings.
The table below describes the compensation earned by the non-employee directors for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Peter Campbell	109,300(3)	—	109,300
Patricia Han	82,100	—(2)	82,100
Raju Rishi	133,300(3)	—	133,300
J. Allen Smith	108,300(3)	—	108,300
Robert J. Speyer	89,800(3)	—	89,800
Andrew Sugrue	99,300(3)	—	99,300

(1)	Due to the suspension of the S-8 Registration Statement, no RSUs were granted in 2025.
(2)
Ms. Han elected to receive 499,612 shares of fully vested Common Stock following the effectiveness of the S-8 Registration Statement (the “Award”), which will be granted to Ms. Han in mid-2026. The Company’s S-8 Registration Statement did not become effective until April 2, 2026, and the Award did not become earned in calendar year 2025.

(3)
(i) We modified the 2023 and 2024 non-employee director compensation program such that each director could elect to receive a lump-sum cash payment of $99,600 or a grant of 499,612 shares of fully vested common stock following the effectiveness of the S-8 Registration Statement. Each director who elected to receive the cash payment in lieu of the grant was paid $99,600 in January 2026 of which $87,150 was earned by each such director between April 1, 2023 and December 31, 2024, and the remainder amount of $12,450 was earned in 2025, which is reflected in the above table; and (ii) of the $49,800 additional lump sum cash retainer, $37,350 was earned in fiscal year 2025.

Compensation Recovery (“Clawback”) Policy
Our Board adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), effective as of October 2, 2023 in accordance with SEC rules and then-applicable Nasdaq listing standards. The Clawback Policy provides that, in the event that the Company is required to prepare an accounting restatement of our financial statements due to material noncompliance with financial reporting requirements, the Company must recover any incentive-based compensation received by any current or former executive officers during the three completed fiscal years immediately preceding the date of the applicable accounting restatement the amount of the incentive-based compensation received by such executive officer that exceeds the amount that would have been received had such incentive-based compensation been determined based on the restated financial reporting measure.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following additional compensation information, in a manner consistent with the rules applicable to smaller reporting companies, about our Principal Executive Officer (PEO) and our other (non-PEO) NEOs and certain financial performance results of the Company for each of the last two fiscal years.
This is the Company’s first year providing Pay Versus Performance disclosure under Item 402(v) of Regulation S-K. As a smaller reporting company, the Company is providing compensation and performance information for two years, as permitted by the rules.
The following table sets forth information concerning the compensation of our PEOs and other NEOs for each of the fiscal years 2025 and 2024, and our financial performance for each such fiscal year:
Pay versus Performance Table

Year	Summary Compensation Table Total for PEO 1(1) ($)	Compensation Actually Paid to PEO 1(2) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 2(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (TSR)(5) ($)	Net Income (Loss)(6) ($ in thousands)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)
2025	976,340	969,791	4,450	4,450	485,411	483,345	$22.39	(53,747)
2024	—	—	141,821	141,821	2,326,002	1,206,558	$19.40	(57,596)

(1)
Dave Lillis (“PEO 1”) was appointed as our PEO on February 6, 2025 and served as our PEO for the remainder of 2025. Jason Keyes (“PEO 2”) served as our PEO in 2024 and through February 4, 2025. Amounts in column (b) represent the amounts from the “Total” column set forth in the Summary Compensation Table for the applicable year. Compensation for each individual PEO is presented separately in the table above in accordance with SEC rules.

(2)
The dollar amounts reported in column (c) represent the amounts of “compensation actually paid” (“CAP”) to the PEOs, as computed in accordance with Item 402(v) of Regulation S-K. For the periods presented, (i) for PEO 1, CAP reflects adjustments to the amounts reported in the Summary Compensation Table, including, as applicable, the equity award adjustments for each applicable year, which include the addition or subtraction, as applicable for the following: (a) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date and (b) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date from the end of the prior fiscal year; and (ii) for PEO 2, CAP is equal to the amounts reported in the Summary Compensation Table, as no adjustments were required under the applicable rules because PEO 2 did not receive any equity awards or dividends during his tenure at the Company.

(3)
Our non-PEO named executive officers for 2025 were Priyen Patel, Jeff Mayfield, and Marc Landy. In 2024, our non-PEO named executive officers were Jamie Siminoff, Jason Mitura, and Marc Landy. The dollar amounts reported in column (d) represent the average total compensation reported for the Company’s NEOs collectively as a group (excluding the PEOs) in the “Total” column of the Summary Compensation Table for each applicable year.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEOs), as computed in accordance with Item 402(v) of Regulation S-K.

(5)
Cumulative total shareholder return (“TSR”) is calculated based on the value of an initial fixed investment of $100 in the Company’s common stock on December 31, 2023 and by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. During the applicable periods, there were no dividends for the common stock. The beginning of the measurement period for calculating the cumulative TSR return was the Company’s share price at December 31, 2023.

(6)
Reflects “Net Income” in the Company’s audited financial statement included in the Annual Report on Form 10-K for the year ended December 31, 2025 for each of the years ended December 31, 2024 and 2025.

The following table reflects, for each applicable year, the adjustments made to Summary Compensation Table total compensation to compute “compensation actually paid” for the position of the PEO and average “compensation actually paid” for our other NEOs. Where amounts are shown below as “ — ”, such amounts were not applicable for the relevant fiscal year.

Position	Year	Summary Compensation Table Total ($)	Equity Deductions from SCT Total(a) ($)	Option Awards Forfeited Deductions from SCT Total ($)	CAP of Equity Vesting during FY(c) ($)	CAP of Unvested Equity at FYE(d) ($)	Compensation Actually Paid ($)
David Lillis (PEO 1)	2025	976,340	—	—	—	(6,548)	969,791
	2024	—	—	—	—	—	—
Jason Keyes (PEO 2)(e)	2025	4,450	—	—	—	—	4,450
	2024	141,821	—	—	—	—	141,821
Non-PEO NEOs(e)	2025	485,411	—	—	—	(2,066)	483,345
	2024	2,326,002	—	(1,119,444)(b)	—	—	1,206,558

(a)
The amount in this column represents the grant date fair value of equity-based awards granted during each year. For this purpose, the fair value of equity awards is computed in a manner consistent with the fair value methodology used to report Outstanding Equity Awards at Fiscal Year-End as set forth on Page 21 above.

(b)	Represents options granted to and forfeited by Jamie Siminoff and Jason Mitura in the same fiscal year.
(c)
The equity awards adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (ii) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date from the end of the prior fiscal year.

(d)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year.

(e)
Mr. Keyes’ and Mr. Landy’s compensation as Interim CEO and Interim CFO, respectively, through APS for the years ended December 31, 2024 and December 31, 2025, respectively, was limited to cash compensation. No equity compensation was granted to APS for Mr. Keyes’ and Mr. Landy’s services as Interim CEO and Interim CFO, respectively, during the relevant periods.

Relationship Between Compensation Actually Paid and Company Performance
The following graphs set forth the relationships between the Company’s executives’ CAP relative to the Company’s TSR and net income (loss) over the last two completed fiscal years. Compensation actually paid to our named executive officers generally reflects the Company’s financial performance, as measured by net income (loss), and TSR over the periods presented.
Because we are a smaller reporting company, we are not required to provide (and we have not provided) relationship disclosure with respect to peer group total shareholder return or a company selected measure.

Security Ownership of Certain Beneficial Owners and Management
and Related Stockholder Matters
Securities Authorized for Issuance Under Equity Incentive Plans
See Part III, Item 12. “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 15, 2026 by:
•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each of our NEOs and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including (i) options and warrants that are currently exercisable or exercisable within 60 days of April 15, 2026 and (ii) RSUs that are vested and have not been released or are scheduled to vest within 60 days of April 15, 2026. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Latch, Inc., 1220 N. Price Rd, Suite 2, Olivette, Missouri 63132.
The beneficial ownership of our common stock is based on 164,257,801 shares of common stock issued and outstanding as of April 15, 2026. The information is based on Form 3s, Form 4s, Form 5s, Schedule 13Ds, Schedule 13Gs and Schedule 13G/As filed through April 15, 2026.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Entities affiliated with Avenir Latch Investors, LLC(1)	21,435,551	13.0%
Entities affiliated with Lux Ventures IV, L.P.(2)	11,312,962	6.9%
TS Innovation Acquisitions Sponsor, L.L.C.(3)	12,713,334	7.5%
Directors and Named Executive Officers:
Peter Campbell	136,946	*
Patricia Han	164,495	*
Raju Rishi	189,435	*
J. Allen Smith	285,650	*
Robert J. Speyer(4)	13,087,185	7.7%
Andrew Sugrue(5)	21,603,077	13.2%
David Lillis	—	—
Jeff Mayfield	—	—
Priyen Patel	707,107	*
Jason Keyes	—	—
Marc Landy	—	—
Ryan Salmons	—	—
James Malone	166,666	*
Directors and executive officers as a group (11 individuals)(6)	36,340,561	21.9%

*	Less than one percent
(1)	Based on a Schedule 13D filed June 14, 2021. Avenir Latch Investors, LLC (“Avenir”) is the record holder of 7,901,893 shares of common stock. Avenir Latch Investors II, LLC is the record holder of 6,981,953 shares of common stock. Avenir Latch Investors III, LLC is the record holder of 6,551,705 shares of common stock. Avenir Management Company, LLC is the manager of each of Avenir Latch Investors, LLC, Avenir Latch Investors II, LLC and Avenir Latch Investors III, LLC. Avenir Management Company, LLC is controlled by an investment committee made up of James M. Reynolds, IV and Andrew Sugrue. As a result, each of Avenir Management Company, LLC and Messrs. Reynolds and Sugrue may be deemed to share beneficial ownership over the securities. The address for these entities and individuals is c/o Avenir Management Company, LLC, 135 Fifth Avenue, 7th Floor, New York, New York 10010.
(2)
Based on a Schedule 13G/A filed February 14, 2022. Lux Ventures IV, L.P. (“LVIV”) is the record holder of 7,228,469 shares of common stock. Lux Co-Invest Opportunities, L.P. (“LCIO”) is the record holder of 4,084,493 shares of common stock. Lux Venture Partners IV, LLC (“LVP”) is the general partner of LVIV and exercises voting and dispositive power over the shares held by LVIV. Lux Co-Invest Partners, LLC (“LCP”) is the general partner of LCIO and exercises voting and dispositive power over the shares held by LCIO. Lux Capital Management, LLC (“LCM”) serves as the investment manager for each of LVP and LCP and, as such, may be deemed to share voting and dispositive power for the shares held by each of LVIV and LCIO. Peter Hebert and Josh Wolfe are the sole managers of LVP and LCP and may be deemed to share voting and dispositive power for the shares held by each of LVIV and LCIO. Peter Hebert and Josh Wolfe are the sole managers of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC and may be deemed to share voting and dispositive power for the shares held by each of Lux Ventures IV, L.P. and Lux Co-Invest Opportunities, L.P. As a result of the foregoing, for purposes of Rule 13d-3 under the Exchange Act, (i) each of LCM, Mr. Hebert and Mr. Wolfe may be deemed to beneficially own 11,312,962 shares of common stock of Latch, (ii) LVP may be deemed to beneficially own 7,228,469 shares of common stock held directly by LVIV, and (iii) LCP may be deemed to beneficially own 4,084,493 shares of common stock held directly by LCIO. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway 11th Floor, New York, New York 10010.

(3)
Based on a Schedule 13D filed by TS Innovation Acquisitions Sponsor, L.L.C. (the “Sponsor”) on September 20, 2021. Consists of (a) 7,380,000 shares of common stock and (b) 5,333,334 shares of common stock issuable upon exercise of the Private Placement Warrants. The Sponsor is the record holder of such shares of common stock. The sole manager of the Sponsor is Tishman Speyer. The general partner of Tishman Speyer is Tishman Speyer Properties, Inc. (“Tishman Speyer GP”). Robert J. Speyer, Chairman and Chief Executive Officer of TSIA prior to the Business Combination and a member of the Board since the Business Combination, and Jerry I. Speyer are the co-trustees of a voting trust that holds all voting common stock in Tishman Speyer GP and therefore may be deemed to share voting and investment power with respect to the securities reported herein. Each of the reporting persons disclaims any beneficial ownership of the securities reported herein, except to the extent of any pecuniary interest therein. The address for these entities and individuals is Rockefeller Center, 45 Rockefeller Plaza, New York, New York 10111.

(4)
Consists of (a) 161,464 shares of common stock held directly by Mr. Speyer, (b) the shares of common stock identified in footnote (3) above, (c) 49,164 shares of common stock held by Madison Rock Investment, L.P. and (d) 163,223 shares of common stock held by Innovation Club Latch Holding, L.L.C. Speyer GP Holdings, LLC is the general partner of Madison Rock Investment, L.P., which is the managing member of Innovation Club Latch Holding, L.L.C. Mr. Speyer is the managing member of Speyer GP Holdings, LLC. As a result, Mr. Speyer may be deemed to share beneficial ownership over the shares of common stock held by Madison Rock Investment, L.P. and Innovation Club Latch Holding, L.L.C. but disclaims beneficial ownership except to the extent of his pecuniary interest therein. The address for these entities and Mr. Speyer is Rockefeller Center, 45 Rockefeller Plaza, New York, New York 10111.

(5)
Consists of (a) 167,526 shares of common stock held directly by Mr. Sugrue and (b) the shares of common stock identified in footnote (1) above. Avenir Management Company, LLC is the investment advisor and manager of each of Avenir Latch Investors, LLC, Avenir Latch Investors II, LLC, and Avenir Latch Investors III, LLC. Avenir Management Company, LLC is controlled by an investment committee comprised of Mr. Sugrue and Jamie Reynolds. As a result, Mr. Sugrue may be deemed to share beneficial ownership over the shares of common stock represented herein.

(6)
Consists of shares beneficially owned by the members of our Board, Mr. Lillis, Mr. Mayfield, Mr. Patel, Mr. Salmons and Mr. Malone. Includes (a) 5,333,334 shares of common stock issuable upon exercise of the Private Placement Warrants and the following shares held by our directors and executive officers as a group: 11,667 shares of common stock subject to settlement of vested RSUs and 494,263 shares of common stock subject to options that were exercisable as of April 15, 2026 or will be exercisable within 60 days of April 15, 2026.

Certain Relationships and Related Transactions, and Director Independence
Certain Relationships and Related Party Transactions
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2024, and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•
any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Siminoff Employment Agreement
In connection with the HDW Acquisition(1), the Company and Jamie Siminoff entered into an employment agreement (the “Siminoff Employment Agreement”). Pursuant to the Siminoff Employment Agreement, for fiscal year 2024, Mr. Siminoff received an annual base salary of $200,000 and an annual bonus opportunity of $500,000. Mr. Siminoff’s annual bonus opportunity could adjust in accordance with the Share Price Thresholds set forth in the table below. The Share Price Thresholds would be measured based on the greater of (i) the Company’s highest 90 trading day volume-weighted average price (“VWAP”) in the first six months of the year for which such annual bonus was paid and (ii) the Company’s highest 60 trading day VWAP in the last six months of the year for which such annual bonus was paid:

Share Price Threshold	Adjusted Annual Bonus
$1.00	$800,000
$2.00	$1,800,000
$3.00	$2,800,000
$4.00	$3,800,000
$5.00	$4,800,000

The annual bonus described above was not initially subject to additional performance criteria (other than the Share Price Thresholds); provided, however, that beginning in 2025, the Compensation Committee was permitted to adjust the amount and terms of Mr. Siminoff’s annual compensation and was permitted to re-allocate annual compensation among customary fixed and variable components, and the variable components could be subject to customary performance and time-vesting criteria, in each case based upon advice from the Company’s independent compensation consultant.
On November 24, 2023, the Board approved the Siminoff compensation adjustment (i) in recognition of the Company’s extended restatement process and (ii) because the Company was, due to applicable securities rules and regulations, unable to award equity compensation to Mr. Siminoff pending completion of the restatement and delinquent periodic reports. Pursuant to the Siminoff compensation adjustment, which was effective as of November 1, 2023, Mr. Siminoff received additional annualized cash compensation of $1,550,000, payable in semi-monthly installments, through his December 31, 2024 separation date. Mr. Siminoff continued to receive his base salary (for total annualized compensation of $1,750,000) but was not eligible to receive any annual corporate bonus, including the annual bonus required by the Siminoff Employment Agreement, while the Siminoff compensation adjustment was in effect.
Siminoff Stock Restriction Agreement
In connection with the HDW Acquisition, the Company and Mr. Siminoff entered into the Siminoff Stock Restriction Agreement. (the “Original Siminoff Stock Restriction Agreement”). Pursuant to the Original Siminoff Stock Restriction Agreement, in the event Mr. Siminoff ceased to be an employee of the Company
(1)
On July 3, 2023, the Company completed its acquisition of Honest Day’s Work, Inc. (“HDW”) in order to acquire HDW’s technology assets to accelerate the development of the Company’s platform, enable the Company to offer resident services and incorporate HDW’s team members (the “HDW Acquisition”)

prior to July 3, 2028, the Company had the right to repurchase, for nominal consideration, all of Mr. Siminoff’s consideration shares, which represented approximately 19,075,349 shares of the Company’s common stock (the “Consideration Shares”), that had not already been released from transfer restriction, subject to certain exceptions. Upon an exit (as defined in the Original Siminoff Stock Restriction Agreement, an “Exit”), his shares would accelerate in an amount equal to the greater of (i) the number of Consideration Shares to which he was entitled pursuant to the Share Price Thresholds (with linear interpolation of shares based on the 60 trading day VWAP as of the date of Exit) and (ii) the number of Consideration Shares equal to the product of (a) his total Consideration Shares multiplied by (b) the quotient of (x) the number of calendar days between July 3, 2023 and his Exit divided by (y) 1,825; provided, however, that in no event would the number of Mr. Siminoff’s Consideration Shares that accelerate in connection with an Exit be less than 40% of the total number of his Consideration Shares.
On November 18, 2024, Mr. Siminoff and the Company entered into a Separation and Advisory Agreement and Release (the “Restated Restriction Agreement”), pursuant to which the Company and Mr. Siminoff agreed to amend and restate the Original Siminoff Stock Restriction Agreement. Pursuant to the Restated Restriction Agreement, (i) the Company exercised its repurchase option with respect to 15,260,279 shares, or 80% of the Consideration Shares held by Mr. Siminoff, and (ii) the 3,815,396 Consideration Shares that were not repurchased by the Company were subject to transfer restrictions and an amended repurchase option (the “Amended Repurchase Option”) pursuant to which the Company had a right to repurchase such remaining shares.
Mr. Siminoff served in an advisory role from his separation date through May 2025. In connection with the termination of Mr. Siminoff’s advisory services, the Company repurchased 0.8 million of the Consideration Shares from Mr. Siminoff, and 0.2 million Consideration Shares were released from the Amended Repurchase Option and transfer restrictions. The remaining 2,815,396 Consideration Shares continue to be subject to the Amended Repurchase Option.
2023 Registration Rights Agreement
On July 3, 2023, in connection with the consummation of the HDW Acquisition, the Company and certain of HDW’s stockholders, including Mr. Siminoff, entered into the 2023 Registration Rights Agreement (the “2023 Registration Rights Agreement”), pursuant to which the Company agreed to file a shelf registration statement registering the resale of the Registrable Securities (as defined in the 2023 Registration Rights Agreement) as promptly as reasonably practicable after the date on which the Company files its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (and no later than the 20th business day following the filing date of such Quarterly Report). Up to twice in any 12-month period, such stockholders may request to sell all or any portion of their Registrable Securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $25 million. The Company also agreed to provide customary “piggyback” registration rights to certain stockholders designated as “Major Equityholders,” subject to certain requirements and customary conditions. The 2023 Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities. In the event the Company is unable to file a registration statement required by the 2023 Registration Rights Agreement, the Company is not required to repurchase or settle any Registrable Securities.
Sponsor Agreement
In connection with the Business Combination(2) in 2021, TS Innovation Acquisition Sponsor, L.L.C (the “Sponsor”) and TSIA’s directors and officers (collectively, the “Sponsor Agreement Parties’’) entered into an amended and restated letter agreement (the “Sponsor Agreement”) with TSIA and Legacy Latch, as defined in footnote (2) below. Under the Sponsor Agreement, the Sponsor Agreement Parties agreed, among other things, not to transfer any shares of our common stock until the earlier of (i) the one-year anniversary of the TSIA Closing Date, as defined in footnote (2) below, and (ii) (x) the date on which the last reported sale price of our common
(2)
On June 4, 2021 (the “TSIA Closing Date”), the Company consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated as of January 24, 2021, by and among the Company (formerly known as TS Innovation Acquisitions Corp. (“TSIA”)), Latch Systems, Inc. (formerly known as Latch, Inc. (“Legacy Latch”)) and Lionet Merger Sub Inc., a wholly-owned subsidiary of TSIA (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy Latch, with Legacy Latch becoming a wholly-owned subsidiary of the Company (the “Business Combination”). In connection with the Business Combination, the Company changed its name from TS Innovation Acquisition Corp. to Latch, Inc.

stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after the TSIA Closing Date or (y) the date on which Latch completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Latch’s stockholders having the right to exchange their shares of our common stock for cash, securities or other property.
The Sponsor Agreement provides that 738,000 shares of our common stock held by the Sponsor (the “Unvested Shares”) will vest at such time as the Stock Price Level (as defined below) is achieved on or before the fifth anniversary of the closing of the Business Combination. In the event Latch enters into a binding agreement on or before such fifth anniversary related to certain sale transactions involving the shares of our common stock or all or substantially all the assets of Latch (a “Latch Sale”), the Unvested Shares will vest on the day prior to the closing of such Latch Sale if the per share price implied in such Latch Sale meets or exceeds the Stock Price Level. If the Unvested Shares remain unvested after the fifth anniversary of the closing of the Business Combination, such Unvested Shares will be forfeited.
The “Stock Price Level” will be considered achieved only (a) when the volume-weighted average price of our common stock on Nasdaq is greater than or equal to $14.00 for any 20 trading days within a 30 trading-day period or (b) the per share price implied in a Latch Sale is greater than or equal to $14.00.
2021 Registration Rights Agreement
In connection with the Business Combination, as defined in footnote (2) above, we and certain stockholders of Legacy Latch and TSIA, each, as defined in footnote (2) above, including (i) the Sponsor, (ii) entities affiliated with Bventures Leverco S-B, LLC (“Brookfield”), Lux Co-Invest Opportunities, L.P. (“Lux”), RRE Ventures VII, LP (“RRE Ventures”) and Avenir Latch Investors, LLC (“Avenir”), each of which held more than 5% of our outstanding capital stock at closing of the transactions contemplated by the Business Combination, and (iii) Luke Schoenfelder, Garth Mitchell, Michael Brian Jones, Ali Hussain, Peter Campbell, Patricia Han, Raju Rishi, J. Allen Smith, Robert J. Speyer and Andrew Sugrue, each of whom were officers of the Company or members of our Board, entered into an amended and restated registration rights agreement (the “2021 Registration Rights Agreement”). Pursuant to the 2021 Registration Rights Agreement, we filed a Registration Statement on Form S-1 with respect to the registrable securities under the 2021 Registration Rights Agreement. Certain Legacy Latch stockholders and TSIA stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $75.0 million. We also agreed to provide customary “piggyback” registration rights. The 2021 Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Commercial Agreements
During the years ended December 31, 2024 and December 31, 2025, we sold hardware and software in the ordinary course of business to properties owned by affiliates of Tishman Speyer for approximately $0.1 million and $0.1 million, respectively. We charge market rates for products and services, and we believe the commercial arrangements with these customers were entered into on an arm’s-length basis.
At certain times during the year ended December 31, 2025, Pan-Am Equities Inc., collectively with certain individuals (“Pan-Am”), reported beneficial ownership in excess of 5% of our common stock. During the year ended December 31, 2025, we sold software in the ordinary course of business to properties owned by Pan-Am for approximately $0.07 million. We charge market rates for products and services, and we believe the commercial arrangements with these customers were entered into on an arm’s-length basis.
During the three months ended June 30, 2024, HelloTech, Inc. (“HelloTech”) entered into an agreement pursuant to which it would provide installation services to a third party customer (the “Install Customer”). During the three months ended December 31, 2024, an affiliate of Avenir became a 13% stockholder of the Install Customer, with a representative on the Install Customer’s board of directors. During the years ended December 31, 2024 and December 31, 2025, HelloTech received approximately $0.0 million and $1.3 million, respectively, in revenues from the Install Customer. HelloTech charges market rates to the Install Customer, and the agreement was entered into on an arm’s-length basis prior to both (i) the HelloTech Acquisition and (ii) Avenir’s investment in the Install Customer.

Ownership in Managed Properties
Mr. Siminoff is a limited partner in 14 entities owning properties (the “DPM Customers”) that were formerly managed by The Broadway Company, LLC (“Broadway”) and, as a result of the Property Management Acquisitions(3), have been managed by Door Property Management, LLC, a subsidiary of the Company (“DPM”) since early 2024. In 2024, these DPM Customers paid a total of $1.2 million (gross) in various fees and costs to DPM, $0.3 million of which represents property management fees, with the remainder representing operational costs of the properties. Mr. Siminoff owns an average of 43% of the equity in the DPM Customers, ranging from 4% to 97%. Given that the properties owned by the DPM Customers have been cash flow positive since Mr. Siminoff’s ownership therein, Mr. Siminoff has not historically been required to contribute to any fee payments to Broadway or DPM.
Consulting Arrangement
We employed Mr. Mitura as Chief Product Officer between August 16, 2024 and November 26, 2024. Between January 1, 2024 and August 16, 2024, and again between November 26, 2024 and March 23, 2025, Mr. Mitura provided consulting services to the Company through his related entity. We paid the entity approximately $0.7 million for such services in 2024, and we paid the entity approximately $0.7 million in 2025. The consulting arrangement terminated on March 23, 2025.
Director and Officer Indemnification
Our Charter and Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by Delaware law, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our Board and several of our officers.
Procedures with Respect to Review and Approval of Related Person Transactions
Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that conforms with the requirements for Nasdaq-listed issuers. Under the policy, our legal and accounting departments are primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons involved with potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy.
If our general counsel determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the proposed transaction. The Audit Committee will review the relevant facts and circumstances of each potential related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the committee’s next regularly scheduled meeting. If the Audit Committee declines to ratify the transaction, management must make all reasonable efforts to cancel or annul the transaction.
If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the Audit Committee for ratification at the committee’s next regularly scheduled meeting. If the Audit Committee declines to ratify the transaction, management must make all reasonable efforts to cancel or annul the transaction.
(3)	“Property Management Acquisitions” means the Company’s acquisitions of Broadway, DPM, and the property management division of Boston Realty Advisors.

Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.
Our Board has delegated to the officers of Latch the right to approve certain commercial agreements entered into with related parties on arm’s length terms (as determined by the officers of Latch) in the ordinary course of business. However, any such agreement that is reasonably likely to require, during the term of such agreement, annual payments to or by Latch in excess of $500,000 must receive approval in accordance with our related party transaction policy discussed above.
All related person transactions were reviewed and approved by the Audit Committee in accordance with the Company’s written related persons transactions policy.

Information about the 2026 Annual Meeting
We are furnishing you this Proxy Statement in connection with the solicitation of proxies by the Board to be used at the 2026 Annual Meeting and any postponement or adjournment thereof. We believe the virtual format will give all of our stockholders the opportunity to access and experience the 2026 Annual Meeting in a consistent and convenient manner.

Date and Time Wednesday, June 10, 2026 12:00 p.m. Eastern Time	Location Virtually at www.virtualshareholdermeeting.com/LTCH2026

How can I contact Latch?
There are many ways to reach us:

1220 N. Price Road, Suite 2 Olivette, MO 63132 Attn: Investor Relations
(314) 227-1100
investors@door.com

What is the purpose of the meeting, and how does the Board recommend I vote?

Proposal	Board Recommendation	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of six director nominees	FOR ALL	Each nominee must receive a plurality of the votes cast	No effect on the outcome
Ratification of the appointment of BDO USA, P.C. as Latch’s independent registered public accounting firm for 2026	FOR	The affirmative vote of a majority of the votes cast	No effect on the outcome
Advisory (non-binding) vote to approve the compensation of Latch’s Named Executive Officers	FOR	The affirmative vote of a majority of the votes cast	No effect on the outcome

*	See “Can brokers who hold shares in street name for beneficial owners vote those shares?” below for an explanation of broker non-votes.
Who is entitled to attend the meeting?
Virtual admission to the 2026 Annual Meeting will be limited to our stockholders of record, persons holding proxies from our stockholders, beneficial owners of our common stock, and our employees and directors. Stockholders and other authorized parties can visit www.virtualshareholdermeeting.com/LTCH2026 to attend the 2026 Annual Meeting, vote, and submit questions. You will need the 16-Digit Control Number from your Notice of Internet Availability of Proxy Materials (the “Notice”). Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

How do I attend the meeting?
We are holding the 2026 Annual Meeting virtually via live webcast to provide our stockholders the opportunity to access and experience the 2026 Annual Meeting in a consistent and convenient manner for all of our stockholders. You will be able to attend the 2026 Annual Meeting online by visiting www.virtualshareholdermeeting.com/LTCH2026 and entering your 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Who is entitled to vote at the meeting?
Stockholders as of the close of business on Wednesday, April 15, 2026, are eligible to vote their shares at the 2026 Annual Meeting. As of the Record Date, 164,257,801 shares of our common stock were outstanding. Each share of common stock is entitled to one vote for each matter at the 2026 Annual Meeting. Cumulative voting is not permitted in the election of directors.
What constitutes a quorum for the meeting?
A majority of the shares entitled to vote, present virtually or represented by proxy, constitutes a quorum. If you vote by telephone or internet or by returning your proxy card, you will be considered part of the quorum. Abstentions and broker non-votes will be counted for purposes of determining a quorum. If a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained.
Why did I receive a Notice Regarding the Internet Availability of Proxy Materials instead of paper copies of the proxy materials?
As permitted by SEC rules, we have elected to send a Notice to our stockholders instead of paper copies of our proxy materials. This approach conserves natural resources and reduces the costs of printing and distribution while providing stockholders with a convenient way to access the information they need. The Notice explains how to access our proxy materials over the internet and how to request a paper copy of proxy materials, including a proxy card or voting instruction form, if you wish. The Notice also explains how you can request to receive future proxy materials in printed form by mail or electronically by email. Any election to receive proxy materials by mail or email will remain in effect until it is terminated.
How do I vote?
You may vote via the virtual meeting website, www.virtualshareholdermeeting.com/LTCH2026, during the 2026 Annual Meeting. However, we encourage you to vote in advance by one of the following methods:
—	Vote by telephone by following the instructions shown on your Notice, proxy card, or voting instruction form before June 9, 2026, at 11:59 p.m.
—	Vote over the internet by following the instructions shown on your Notice, proxy card, or voting instruction form before June 9, 2026, at 11:59 p.m.
—
Vote by mail by completing and signing your paper proxy card or voting instruction form and returning it in the envelope provided. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Broadridge must receive your completed, signed, and dated proxy card or voting instruction form before the 2026 Annual Meeting begins.

If I vote in advance, may I still attend the 2026 Annual Meeting?
Yes. Voting in advance simply ensures that your shares will be counted if your plans change.
What if I want to change my vote?
You may revoke your proxy before it is voted by submitting a new proxy with a later date (by mail, telephone, or the internet), by voting at the 2026 Annual Meeting, or by filing a written revocation with our Corporate Secretary. Your most recent proxy card or internet or telephone proxy is the one that is counted. Your attendance at the 2026 Annual Meeting will not automatically revoke your proxy.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the 2026 Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.
What if I sign and return a proxy but do not give my voting choices?
The named proxies will vote your shares according to your directions to the extent provided. If you sign and return your proxy but do not make all of the selections, the named proxies will vote your shares: (i) FOR the election of each of the six nominees for director, (ii) FOR the ratification of the appointment of BDO USA, P.C. as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and (iii) FOR the compensation of our named executive officers.
Can brokers who hold shares in street name for beneficial owners vote those shares?
Generally, brokers may not vote the shares they hold in “street name” for their customers unless they have received instructions, except with respect to so-called “routine” matters. The only matter to be voted on at the 2026 Annual Meeting that is considered routine for these purposes is the ratification of the appointment of our independent registered public accounting firm. Accordingly, if you do not give specific voting instructions, your broker may not vote your shares on the election of directors or the approval of say-on-pay, resulting in a so-called “broker non-vote.” Please be sure to give specific voting instructions to your broker so your shares will be counted.
How can I submit questions during the meeting?
Stockholders are encouraged to submit questions ahead of the 2026 Annual Meeting by emailing investors@door.com. Stockholders may also submit questions during the 2026 Annual Meeting via our virtual stockholder meeting website. A webcast replay of the 2026 Annual Meeting will be available on www.virtualshareholdermeeting.com/LTCH2026 approximately 24 hours after the conclusion of the 2026 Annual Meeting and remain accessible for one year.
Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to Latch’s business or to the business of the 2026 Annual Meeting;
•	related to material non-public information of Latch, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened, or ongoing litigation or the pending SEC investigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the 2026 Annual Meeting as determined by the chair of the meeting in his reasonable judgment.
What happens if there are technical difficulties in the meeting?
If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day. In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/LTCH2026.
If you encounter technical difficulties accessing our meeting or asking questions during the meeting, the telephone number for a support line will be available on the login page of the virtual meeting website.
Will each stockholder in our household receive proxy materials?
Latch has adopted so-called “householding” procedures. This means we will deliver a single copy of the Notice and, if printed versions are requested, this Proxy Statement and the Annual Report to Stockholders for

the fiscal year ended December 31, 2025, to multiple stockholders who share the same address. Householding will significantly reduce our meeting’s environmental impact and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you do not want to participate in householding, you may email, call, or write to Latch to request and receive, free of charge, a separate copy of the Notice, this Proxy Statement, or the Annual Report to Stockholders for the fiscal year ended December 31, 2025, or separate copies of any future notices, proxy statements, or annual reports. Our contact information is at the beginning of these FAQs.
If you prefer to receive separate copies of the proxy statement or annual report, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
We encourage you to contact the bank, broker, or other organization that holds your shares to elect to participate in householding if you receive more than one copy of the proxy materials at a single address.
Will any other business be conducted at the meeting?
We know of no other business that will be presented at the 2026 Annual Meeting. If any other matter properly comes before the stockholders for a vote at the 2026 Annual Meeting, however, the proxy holders named on Latch’s proxy card will vote your shares in accordance with their best judgment.
Who pays the solicitation expenses?
The accompanying proxy is solicited by and on behalf of our Board, and Latch will bear the cost of our solicitation. Proxies may be solicited by mail, virtually, or via email by our directors, officers, or employees, none of whom will receive additional compensation for those efforts. We are asking brokers and others holding shares of common stock of record for the benefit of others to distribute proxy soliciting materials to, and request voting instructions from, such beneficial owners. We will reimburse nominee holders for their reasonable out-of-pocket expenses.
Where can I find the voting results of the meeting?
We will announce preliminary voting results at the 2026 Annual Meeting, and we will publish final results in a Current Report on Form 8-K that will be filed with the SEC within four business days of the 2026 Annual Meeting. You may obtain a copy of this and other reports free of charge at www.door.com/investors, by contacting our Investor Relations Department at investors@door.com, or by accessing the SEC’s website at www.sec.gov.

Additional Information
Stockholder Proposals for the 2027 Proxy Statement
We must receive stockholder proposals to be included in Latch’s proxy statement and form of proxy relating to the 2027 annual meeting of stockholders no later than December 31, 2026. Upon timely receipt of any such proposal, Latch will determine whether to include the proposal in the proxy statement and proxy in accordance with applicable SEC regulations.
Director Nominations or Other Business for Presentation at the 2026 Annual Meeting
Our Bylaws provide certain procedures for stockholders who wish to nominate a candidate for election as a director at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. In general, to nominate a candidate for director, a stockholder must provide written notice to our Corporate Secretary between February 10, 2027 and March 12, 2027 (unless the 2027 annual meeting date is before May 11, 2027, or after August 9, 2027, in which case we must receive such notice not later than the close of business on the later of 90 days before such annual meeting date or ten days after we first publicly announce the date of such annual meeting), for the 2027 annual meeting of stockholders. That notice must contain the name and address of the stockholder and the number of shares of our common stock beneficially owned by the stockholder. If the notice relates to a nomination for director, it must also include the name and addresses of the candidate; the background, qualifications, stock ownership, and independence of such proposed nominee; the proposed nominee’s completed and signed representation and agreement as provided in Section 2.5(f) of our Bylaws; and any other information that would be required to be disclosed in solicitations of proxies for the election of directors. Latch may require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee’s eligibility to serve as director. Notice of an item of business must be received by Latch between the dates set forth above and must include a brief description of the proposed business and any material interest of the stockholder in such business.
The chair of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. You may request a copy of our Bylaws by contacting our Corporate Secretary at investors@door.com.
If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2027 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2027 annual meeting of stockholders.
Annual Report on Form 10-K
Latch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, including financial statements and schedules thereto, is being made available to our stockholders concurrently with this Proxy Statement at www.proxyvote.com and does not form part of the proxy solicitation material. Stockholders may obtain without charge another copy of the Annual Report on Form 10-K, excluding certain exhibits, by sending an email to investors@door.com or writing to 1220 N. Price Road, Suite 2, Olivette, MO 63132, Attn: Investor Relations. You also may access this Proxy Statement and Latch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, at https://door.com/financials-filings.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LTCH2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94057-P51807 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LATCH, INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

	For All	Withhold All	For All Except
1. Election of each of the following director nominees:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Peter Campbell
02) Patricia Han
03) Raju Rishi
04) J. Allen Smith
05) Robert J. Speyer
06) Andrew Sugrue

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of BDO USA, P.C. as Latch, Inc.'s independent registered auditor for the year ending December 31, 2026.	☐	☐	☐
3. Advisory (non-binding) vote to approve the compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

V94058-P51807

LATCH, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2026 12:00 PM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) David Lillis and Raju Rishi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LATCH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM ET, on June 10, 2026, virtually at www.virtualshareholdermeeting.com/LTCH2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE